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                                                                   EXHIBIT 10.32
                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is entered into as of September 30, 2002, by and between Digital Theater Systems, Inc., a Delaware corporation (the "Company"), and Jon Kirchner ("you" or "Employee") with reference to the following facts:

         WHEREAS, the Company desires Employee to remain in the employ of the Company, and Employee desires to be so employed, on the terms and conditions herein contained.

         NOW, THEREFORE, in consideration of the various covenants and agreements hereinafter set forth, and other good and valuable consideration, the parties hereto agree as follows:

         1. Term of Employment. The Company hereby agrees to continue the employment of Employee, and Employee accepts such continuing employment, subject to the terms and conditions of this Agreement. The term of this Agreement shall commence as of the date hereof and shall run for a period of eighteen (18) months, unless sooner terminated, and shall automatically renew on a daily basis, without further action of any kind by the parties, until terminated in accordance with the provisions this Agreement (the "Term"). The phrase "term of Employee's employment hereunder" shall mean the period of eighteen (18) months extending from the date of this Agreement or the date of expiration or other termination hereof, which ever is later, unless you are terminated for "good cause", as defined herein, whereupon the "term of Employee's employment hereunder" shall be from the date of this Agreement until the date of termination for good cause.

         2. Duties. You agree to serve the Company as its President and Chief Executive Officer and member of the Board of Directors. Your duties will be those of similar employees for a company similar to the Company and such other duties as are specified by the Chairman of the Board of Directors. During the Term of this Agreement, you will devote substantially full time to, and use your best efforts to advance, the business and welfare of the Company.

         3.       Salary and Benefits.

                  (a) Salary. For the term of employees employment hereunder, the Company shall pay you a salary at the rate of $275,000 per year payable biweekly and subject to payroll deductions as may be necessary or customary in respect of the Company's salaried employees in general. Your salary may be increased as deemed appropriate by the Chairman of the Board of Directors of the Company, with the review and approval of the Compensation Committee of the Company.

                  (b) Vacations. You shall be entitled to four (4) weeks paid vacation during the term of this Agreement and for each full year of renewal thereof. Vacation shall accrue biweekly on a pro-rata basis. Any unused pro-rata portion (not to exceed 180 hours of accumulation) of your annual paid vacation shall be paid to you upon termination of the Agreement for any reason.

                  (c) Annual Bonus, Incentive, Savings and Retirement Plans. You shall be entitled to bonuses as deemed appropriate by the Chairman of the Board of Directors of the Company. You shall also be entitled to participate in all annual bonus, incentive, stock option, savings and retirement plans, practices, policies and programs applicable generally to other employees of the Company of a similar class, as determined by the Chairman of the Board of Directors of the Company.

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                           (1)      Stock Options. You may be granted stock
options under this Agreement which, if any, will vest over four consecutive 12-month periods as per your STOCK OPTION AGREEMENT with the Company and administered under the Company's STOCK OPTION PLAN. Additional stock options may be granted to you during the period of this Agreement to the extent granted to other employees of the Company of a similar class and as determined by the Chairman of the Board of Directors of the Company.

                           (2)      Incentive Plan. You shall be entitled to
participate in Company Incentive Plans as applicable generally to other employees of the Company of a similar class and as determined by the Chairman of the Board of Directors of the Company. You shall be entitled to bonuses as deemed appropriate by the Chairman of the Board of Directors with respect to the realization of the Company's INCENTIVE PLAN objectives.

                           (3)      Annual Bonus. You shall be entitled to
participate in the annual bonus plan as applicable generally to other employees of the Company of a similar class and as determined by the plan and the Chairman of the Board of Directors of the Company.

                           (4)      Savings and Retirement Plans. You shall be
entitled to participate in savings and retirement plans and any other practices, policies and programs applicable generally to other employees of the Company of a similar class and as determined by the Chairman of the Board of Directors of the Company.

                  (d) Welfare Benefit Plans. You shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company to the extent applicable generally to Similar Employees of the Company.

                  (e) Expenses. The Company shall promptly reimburse Employee for reasonable out-of-pocket expenses incurred in connection with the Company's business and the performance of Employee's duties hereunder, subject to (i) such policies as the Company may from time to time establish for senior executives of the Company, and (ii) Employee furnishing the Company with evidence in the form of receipts satisfactory to the Company substantiating the claimed expenditures. Additionally, you will receive $1,000.00 per month automobile expense allowance.

                  (f) Other Benefits. You shall be entitled to other benefits in accordance with the plans, practices, programs and policies as in effect generally with respect to Similar Employees of the Company.

         4. Death or Disability of Employee. If you die or become disabled prior to the termination or other expiration of this Agreement, your employment under this Agreement will automatically terminate. "Disability" means any physical or mental illness that renders you unable to perform your agreed-upon services under this Agreement for ninety (90) consecutive days or an aggregate of one hundred twenty (120) days, whether or not consecutive, during any consecutive 12-month period. Disability shall be determined by a licensed physician not affiliated with you or the Company. In the event of your death or disability, the amounts due you pursuant to this Agreement through the date of your death or disability will be paid to you or your beneficiaries. Such benefits shall include your stock option benefits.

         5. Termination for Cause. Your employment under this Agreement may be terminated immediately by the Company for "good cause." If the Company alleges good cause, they will specify in writing the reasons and you shall have ten (10) business days from the date such notice is given in which to

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cure such cause. Absent such cure within the cure period, your employment shall be deemed terminated for good cause on the date such notice was given ("the date of termination for good cause"). The term "good cause" is defined as any one or more of the following occurrences:

                  (a) Gross negligence, material violation by you of any duty or any other material misconduct on your part;

                  (b) Your conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime punishable by imprisonment in the jurisdiction involved; or

                  (c) Your commission of an act of fraud, whether prior to or subsequent to the date of this Agreement, upon the Company.

         In the event of termination for "good cause," this Agreement will terminate, and your salary and unexercised stock options will terminate as of the last day of the month in which proper notice of your termination was given to you, beyond which point in time Company shall have no further obligations to you whatsoever, unless otherwise required by law.

         6.       Other Termination.

                  (a) Severance Pay. The Company may terminate this Agreement at any time and without cause at the Company's sole discretion, effective five (5) days after notice to Employee, subject to the provisions of this Agreement. Upon the termination of this Agreement for other than good cause, the Company shall continue during the term of Employee's employment hereunder to pay to Employee in monthly installments, as severance pay, Employee's full Salary in effect at the time of such termination, without a duty to mitigate.

                           Subject to approval by the Administrator, as defined
in the Company's Stock Option Plan, which approval shall be sought at the time of the consideration by the Board of Directors of this Agreement, all options granted to you (incentive and nonqualified) shall provide that, in the event of termination of this Agreement (including constructive termination) for other than "good cause," as defined herein, that each such option (a) shall immediately vest and (b) shall be exercisable for the period set forth in the option agreement (but not in excess of the specified maximum term of such option). You shall also be entitled to continue to receive such benefits as you are receiving at the time of termination of this Agreement, e.g. health plans, etc., until the end of the term of Employee's employment hereunder, unless otherwise required by law.

                           Constructive Termination means a termination of this
Agreement resulting from any material failure by the Company to fulfill its obligations under this Agreement which is not cured within thirty (30) days after receipt of written notice by the Company from you specifying the nature of the failure, which failure shall include, but shall not be limited to, (a) your removal, other than removal as a result of a termination for cause or voluntary termination, as President and Chief Executive Officer of the Company and member of the Board of Directors or any material change by the Company in your functions, duties or responsibilities from those in which you was engaged under this Agreement without your consent, (b) a material, non-voluntary reduction in your base salary and eligibility for bonus amounts, or (c) an occurrence of a Change in Control (as defined below).

                  (b) Consulting. For the first twelve (12) months that the Employee is receiving severance pay pursuant to subsection 6(a) above, Employee shall be available, in person and/or by

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telephone, as a consultant to the Company to consult with its officers and directors regarding the business of the Company as may be reasonable, taking into account Employee's duties and efforts at Employee's subsequent employment or business. It is agreed that eight (8) hours per week of consultation, in person and/or by phone, shall be reasonable.

         7. Termination Upon Sale and/or Change in Control of the Company. Notwithstanding any of the provisions in this Agreement to the contrary, in the event of a Sale of the Company and/or Change in Control (as defined herein), you shall have the option (exercisable within ninety (90) days after the Sale of the Company and/or Change in Control) to terminate this Agreement and to receive a lump sum payment (payable within thirty (30) days of the date on which you notify the Company of your intention to terminate this Agreement) equal to 18 months salary at your then current rate or to continue as an employee in accordance with the terms and conditions outlined in this Agreement. In addition, you shall be entitle to a one-time lump sum payment of $250,000.00 (a "Sale of the Company Amount"). The Sale of the Company Amount shall be in addition to any other amounts you may be entitled to under this Agreement. In the event you terminate this Agreement in accordance with this provision, the Company shall have no further obligations to you with respect to salary, benefits or severance pay other than those that you have earned as to the date of your termination. The provisions of this Section 7 shall terminate upon, and shall not be applicable with respect to, the consummation by the Company of an initial public offering of its securities. The term "Sale of the Company" or "Change of Control" means (i) the time at which any person or group of persons (other than the shareholders of the Company as of the effective date of this Agreement) become the beneficial owner of a percentage of the Company's voting stock equal to at least 51% or (ii) all or substantially all of the Company's assets are sold as an entirety, or substantially as an entirety, to any legal entity.

         8. Confidential Information. You shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which you shall have obtained during your employment by the Company or any of its affiliated companies (including the Partnership and Digital Theater Systems Corp.) and which shall not be or become public knowledge (other than by acts by you or your representatives in violation of this Agreement). After termination of your employment with the Company, you shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it in writing. You acknowledge that such actions could cause irreparable harm to the Company and that the Company may obtain an injunction or other equitable relief to enforce this provision. Furthermore, upon termination of this Agreement, you will promptly deliver to the Company all books, memoranda, records and written data in original form of every kind relating to the business and affairs of the Company that may then be in your possession, custody or control.

         9. Non-Compete. You agree that for the period commencing on the date of this Agreement and ending upon the completion of the term of Employee's employment hereunder or other termination or expiration hereof, except on behalf of the Company and its affiliates in accordance with this Agreement, you shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist, for compensation or otherwise, any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that engages in any activity, involving the research, development, licensing or sale of multi-channel (surround sound) digital audio encoding technology for consumer applications, or involving the research, development, licensing, manufacture or sale of multi-channel (surround sound) digital audio coding equipment for theatrical

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applications, (the "Business"); provided, however, that nothing contained in this Agreement shall be construed to prevent you from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if you are not involved in the business of said corporation and if you and your affiliates collectively do not own more than an aggregate of 5% of the stock of such corporation.

         10. Non-Solicitation. During the Term of this Agreement, and without limiting the generality of the provisions of Section 8 above, you agree that, except on behalf of the Company and its affiliates in accordance with this Agreement, you will not interfere with or disrupt or attempt to disrupt the Company's business relationship with its customers or suppliers or solicit any of the employees of the Company to leave the employment of the Company.

         11. Inventions. All processes, technologies and inventions relating to the Business (collectively, "Inventions"), including new contributions, improvement, ideas, discoveries, trademarks, copyrights and trade names ("Intellectual Property"), conceived, developed, invented, made or found by you, alone or with others, during the term of your employment hereunder, whether or not patentable and conceived, developed, invented, made or found on the Company's time or with the use of the Company's facilities or materials, shall be the property of the Company and shall be promptly and fully disclosed by you to the Company. You shall perform all necessary acts (including, without limitation, executing and delivering any confirmatory assignments, documents or instruments requested by the Company) to vest title to any such Inventions or other Intellectual Property in the Company and to enable the Company, at its expense, to secure and maintain domestic and/or foreign patents or any other rights for such Inventions and other Intellectual Property.

         12. WAIVER OF JURY. WITH RESPECT TO ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, EACH OF YOU AND THE COMPANY IRREVOCABLY WAIVES ALL RIGHTS IT MAY HAVE TO DEMAND A JURY TRIAL. YOU SHALL BE ENTITLED TO A TRIAL BEFORE A JUDGE, OR ELECT TO PARTICIPATE IN BINDING ARBITRATION. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE AND EACH PARTY ACKNOWLEDGES THAT NONE OF THE OTHER PARTIES NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTIES HAS MADE ANY REPRESENTATION OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE PARTIES EACH FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE PARTIES EACH FURTHER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.

         13.      Miscellaneous.

                  13.1 Modification and Waiver of Breach. No waiver or modification of this Agreement shall be binding unless it is in writing signed by you and the Company. No waiver of a breach of this Agreement shall be deemed to constitute a waiver of a future breach, whether of a similar or dissimilar nature.

                  13.2 Notices. All notices and other communications required or permitted under this Agreement shall be in writing, served personally on, or mailed by certified or registered United States Mail

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to, the party to be charged with receipt thereof. Notices and other communications served by mail shall be deemed given hereunder 72 hours after deposit of such notice or communication in the United States Post Office as certified or registered mail with postage prepaid and duly addressed to whom such notice or communication is to be given, in the case of (a) the Company, 5171 Clareton Drive, Agoura Hills, California 91301, Attention: Chairman of the Board of Directors, or (b) to you, to the address set forth below your name on the signature page of this Agreement. You and the Company may change their address for purposes of this Section by giving to the party intended to be bound thereby, in the manner provided herein, a written notice of such change.

                  13.3 Counterparts. This instrument may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                  13.4 Construction of Agreement. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of California.

                  13.5 Legal Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                  13.6 Severability Clause. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

                  13.7 Complete Agreement. This instrument constitutes and contains the entire agreement and understanding concerning your employment and the other subject matters addressed in this Agreement between you and the Company, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof (including any previous agreements relating to your employment with Digital Theater Systems, Inc., Digital Theater System Corp. or the Partnership). This is an integrated document.

                  13.8 Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as expressly contemplated herein.

                  13.9 Non-transferability of Interest. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Employee. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Employee to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void.

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         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

EMPLOYEE:                                         THE COMPANY:

                                                  DIGITAL THEATER SYSTEMS, INC.

 /s/ Jon Kirchner                             By: /s/ Dan Slusser
---------------------------------                 ------------------------------
JON KIRCHNER                                      DAN SLUSSER
                                                  CHAIRMAN

Address: Address of Record
         with DTS Human
         Resources Dept.